UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2014

Silverton Adventures, Inc.
(Exact Name of Registrants as Specified in Their Charters)

Nevada
(State or Other Jurisdiction of Incorporation)

333-153626	80-5072317
(Commission File Number)	(IRS Employer Identification No.)

6283 South Valley View Blvd. Suite B, Las Vegas Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 876-1539
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

Item 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On June 5, 2014, the Board of Directors, pursuant to a written consent, deemed it advisable, unanimously approved, and then subsequently authorized the Company’s transfer agent to issue 1,500,000,000 shares of common class stock, at Par Value ($0.00001), for an aggregate offering price of $15,000.00 USD to Ron Miller, the Corporation’s Chief Executive Officer, based on the terms and conditions set forth in his employment agreement, which is attached hereto as Exhibit 3.1.1 along with the written consent of the board of directors which is attached as Exhibit 3.1.2. This transaction was exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended, pursuant to section 4(2) thereof (See Below).

As stated above, the Company believes that the above described issuances of unregistered sales of common stock meet the requirements of the exemption from registration pursuant to Section 4(2) because of the following items:

1. The purchaser had fair access to all material information about the Company before investing;

2. There was no general advertising or solicitation; and

3. The shares will bear a restrictive transfer legend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2014	Silverton Adventures, Inc.

	By:	/s/ Ron Miller
Name: Ron Miller
Title: President and CEO

Explanatory Note: Amending to fix inadvertent typographical error in paragraph 1 of item 3.02.  Paragraph should read: “1,500,000,000 shares of common class stock, at Par Value ($0.00001)…”